UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 5, 2010
JAVELIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32949	88-0471759
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
125 CambridgePark Drive, Cambridge, Massachusetts 02140
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 349-4500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 5, 2010, Javelin Pharmaceuticals, Inc. (the “Company”) was served with a complaint (the “Complaint”) naming it, certain of its directors, Myriad Pharmaceuticals, Inc. and MPI Merger Sub, Inc. as defendants in a purported class action lawsuit, Schnipper v. Watson, No. 09-5439 (Mass. Super. Ct. filed Dec. 23, 2009). The Complaint alleges various breaches of fiduciary duty in connection with the proposed merger contemplated by the Agreement and Plan of Merger, dated December 18, 2009, among the Company, Myriad Pharmaceuticals, Inc., MPI Merger Sub, Inc. and a stockholder representative. Two other complaints, Parrish v. Watson, No. 10-0029 (Mass. Super. Ct. filed Jan. 5, 2010) and Andrews v. Driscoll, No. 10-0049 (Mass. Super. Ct. filed Jan. 6, 2010), making substantially similar allegations, were filed against the Company and certain of the other defendants identified above following the filing of the Complaint. The Parrish complaint has been voluntarily dismissed by the plaintiff, and the plaintiff's counsel in that action has informed the Company that the plaintiff intends to re-file the action in the Business Litigation Session of the Massachusetts Superior Court for Suffolk County. While the Company is unable to predict the final outcome of these lawsuits, the Company believes that the allegations are without merit and intends to vigorously defend against these actions.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Javelin Pharmaceuticals, Inc.
Date: January 8, 2010	By:	/s/ Martin J. Driscoll
		Name:	Martin J. Driscoll
		Title:	Chief Executive Officer